As filed with the Securities and Exchange Commission on April 9, 2021

Registration No. 333-223944

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

POST-EFFECTIVE AMENDMENT

TO

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Emergent Capital, Inc.

(Exact name of registrant as specified in its charter)

Florida	6199	30-0663473
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

1200 N. Federal Highway, Suite 200

Boca Raton, Florida 33432

(561) 995-4200

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Patrick J. Curry

Chief Executive Officer

Emergent Capital, Inc.

1200 N. Federal Highway, Suite 200

Boca Raton, Florida 33432

(561) 995-4200

(Name, address, including zip code and telephone number,

including area code, of agent for service)

With a copy to:

Carol W. Sherman, Esq.

Kelley Drye & Warren LLP

3 World Trade Center

175 Greenwich Street

New York, NY 10007

(212) 808-7800

Approximate date of commencement of proposed sale to the public: Not applicable.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

DEREGISTRATION OF SECURITIES

Emergent Capital, Inc. (the “Registrant”) is filing this post-effective amendment to deregister securities registered for issuance on Registration Statement on Form S-8, No. 333-223944 (the “Registration Statement”). The Registration Statement originally registered the resale of 9,900,000 shares of Common Stock of the Registrant. All securities which remain unsold under the Registration Statement are hereby deregistered. As a result of this deregistration, no securities remain registered for sale pursuant to the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this post-effective amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida, on April 9, 2021.

EMERGENT CAPITAL, INC.

By:	/s/ Miriam Martinez
Miriam Martinez
Chief Financial Officer

Note: No other person is required to sign this post-effective amendment in reliance on Rule 478 of the Securities Act of 1933, as amended.